EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-Q of Janel World Trade, Ltd. for the quarter ended June 30, 2014, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: August 11, 2014	/s/ William J. Lally
William J. Lally
President and Chief Executive Officer (Principal Executive Officer)

/s/ Vincent Iacopella
Vincent Iacopella
Chief Operating Officer
(Principal Executive Officer)

/s/ Philip J. Dubato
Philip J. Dubato
Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer)